Exhibit 99.2

MADISONVILLE GAS PROCESSING, LP

Unaudited Condensed Financial Statements

   For the Nine Months Ended September 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Madisonville Gas Processing, LP

We have reviewed the accompanying balance sheet of Madisonville Gas Processing, LP (the “Partnership”) as of September 30, 2008, and the related statement of operations, cash flow and changes in partners’ deficit for the nine months ended September 30, 2008.  These financial statements are the responsibility of the Partnership’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas

March 18, 2009

MADISONVILLE GAS PROCESSING, LP

BALANCE SHEET

(unaudited)

September 30,
2008
Assets

Current assets
Cash and cash equivalents	$326,045
Accounts receivable	556,673
Prepayments and other	155,521
1,038,239

Property, plant and equipment	14,819,518
Accumulated depreciation	(4,322,534)
Net property, plant and equipment	10,496,984
$11,535,223

Liabilities and Partners’ Deficit

Current liabilities
Accounts payable and accrued liabilities	$1,597,598
Bank debt, current	7,697,847
9,295,445

Subordinated debt	12,954,039
Asset retirement obligation	281,637

Partners’ deficit
Contributions	55,555,756
Accumulated deficit	(66,551,654)
(10,995,898)
$11,535,223

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENT OF OPERATIONS

(unaudited)

Nine Months Ended
September 30,
2008

Revenues
Sale of natural gas	$13,841,215
Other	77,467
13,918,682

Expenses
Cost of natural gas sales	9,213,438
Plant operating expense	4,640,721
General and administrative	1,240,150
Depreciation and amortization	993,148
Interest	2,042,822
Impairment	7,149,840
25,280,119

Net loss	$(11,361,437)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

(unaudited)

	Contributed Capital
	Common		Accumulated
	Units	Amount	Deficit	Total

Balance at January 1, 2008	80,000	$44,400,200	$(55,190,217)	$(10,790,017)

Contributions	—	11,155,556	—	11,155,556

Net loss	—	—	(11,361,437)	(11,361,437)

Balance at September 30, 2008	80,000	$55,555,756	$(66,551,654)	$(10,995,898)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENT OF CASH FLOWS

(unaudited)

Nine Months Ended
September 30,
2008

Operations
Net loss	$(11,361,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	7,149,840
Depreciation and amortization	1,464,394
Changes in current and other assets and liabilities:
Decrease (increase) in
Accounts receivable	784,978
Prepayments and other	6,438
Increase (decrease) in
Accounts payable and accrued liabilities	79,380
Net cash used in operations	(1,876,407)

Investing
Property, plant and equipment	(1,071,961)
Net cash used in investing	(1,071,961)

Financing
Capital contributions	11,155,556
Bank loan borrowings/(repayments)	(12,456,666)
Note borrowings/(repayments) to affiliate	3,349,416
Net cash provided by financing	2,048,306

Decrease in cash and cash equivalents	(900,062)
Cash and cash equivalents, beginning of period	1,226,107
Cash and cash equivalents, end of period	$326,045
Supplemental Disclosure of cash flows information:
Cash paid for Interest	$517,153

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

1.                                       BASIS OF PRESENTATION AND USE OF ESTIMATES

The interim financial statements of Madisonville Gas Processing, LP (the “Partnership”) are unaudited and contain all adjustments, consisting of normal recurring accruals, and adjustments to recognize estimated impairments of long-lived assets, necessary for a fair statement of the results for the interim period presented.  Results for the interim period are not necessarily indicative of results to be expected for a full year due in part, but not limited to, the volatility in prices for natural gas, estimates of the fair value of long-lived assets, transportation restrictions, the timing of modifications to the Partnership’s Natural Gas Processing Plant, product demand, market competition, and interruptions of production.  You should read these interim financial statements in conjunction with the audited financial statements and notes thereto included in Exhibit 99.1 to this current report.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  In preparing the accompanying financial statements, the Partnership’s management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures.  Actual results may differ from those estimates.  Significant assumptions are required in the valuation of long-lived assets, which may affect the amount at which the Partnership’s Natural Gas Processing Plant is recorded.  It is reasonably possible these estimates could be revised in the near term, and these revisions could be material.

2.                                      RECENTLY ISSUED ACCOUNTING POLICIES NOT YET ADOPTED

In September 2006 the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for the Partnership’s financial statements as of January 1, 2008. On February 6, 2008 the FASB, approved the partial deferral of SFAS 157 for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a reoccurring basis (at least annually) until fiscal years beginning after November 15, 2008. The Partnership has elected to defer recognition of items including:

•                  Nonfinancial assets and liabilities initially measured at fair value in a business combination.

•                  Reporting units measured at fair value in the first and second steps of a goodwill impairment test as described in paragraphs 19 to 21 of SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”).

•                  Indefinite lived intangible assets measured at fair value for impairment assessment under SFAS 142.

•                  Long-lived assets measured as fair value for impairment assessment under SFAS 144, Accounting for Impairment or Disposal of Long Lived Assets.

•                  Asset retirement obligations initially measured at fair value under SFAS 143.

•                  Liabilities for exit or disposal activities initially measured at fair value under SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities.

The provisions of SFAS 157, adopted as of January 1, 2008 did not have a material impact on the Partnership’s financial statements.

In February 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits an entity to measure certain financial assets and financial liabilities at fair value. The statement’s objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS 159, entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS 159 establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet.  SFAS 159 is effective for the Partnership as of January 1, 2008. The provisions of SFAS 159 did not have an impact on the Partnership’s financial statements, as the Partnership did not elect the fair value option.

In December 2007 the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). This statement replaces SFAS 141, Business Combinations. The statement provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141R are effective for the Partnership as of January 1, 2009 and do not allow early adoption. The provisions of SFAS 141R are not expected to have an impact on the Partnership’s financial statements.

4.                      LONG TERM DEBT

In February 2006, the Partnership entered into a bank credit agreement with the Bank of Oklahoma N.A. (“BOK”) providing for up to $25 million of borrowings to finance construction of the plant expansion.  The Agreement was amended in July 2006 and provides for a Term Loan A for up to $14.2 million ($15 million less principal payment through July 2006 of $800,000) and a Term Loan B for up to $10 million.  The Partnership was required to prepay Term Loan A for $10 million on March 31, 2008 due to lower than scheduled plant inlet gas volumes.  The outstanding balance under Term Loan B at September 30, 2008 was $7,697,847.  Term Loan B required monthly principal payments of $672,222 starting on May 1, 2007.  In July 2007, the bank credit agreement was amended to allow the Partnership to make no principal payments for the months of August, September and October 2007.  The credit agreement was further amended to reduce principal payments to $220,000 during May and June 2008 and with no monthly principal payments required through December 31, 2008, at which time all outstanding principal and interest amounts are due in full.  Accordingly, all outstanding principal amounts under Term Loan B are included in current liabilities on the Partnership’s balance sheet as of September 30, 2008.  At the Partnership’s option the loans bear interest at:  i) Libor plus 325 basis points; or ii) the bank’s prime rate plus up to 1.25%.

The bank loans are secured by substantially all of the Partnership’s assets.  The credit agreement includes various financial covenants including a restriction on payment of interest and fees on debt to Bear Cub Investment, LLC (“BCI”) and J.P. Morgan Partners, LLC (“JPMP”) private equity funds who are partners in the Partnership and distributions for taxes up to one-half of excess cash flow.  BOK has given the Partnership a waiver for payments of interest and fees made to BCI in 2007.  Interest and fees to BCI and JPMP incurred in 2008 are not being paid and are being added to the outstanding debt due to BCI and JPMP.  The Partnership must maintain a current ratio of 1:1.  The Partnership was not in compliance with all covenants as of September 30, 2008, however, all bank loans were paid in full on December 31, 2008.  See Note 6.

Unamortized debt issuance costs were $366,623 at January 1, 2008 and increased by $104,623 for nine months ended September 30, 2008.  All remaining debt issuance costs were amortized during the nine months ended September 30, 2008.  Such amortization expense is included in interest expense on the Partnership’s statement of operations.

In April 2007, the Partnership has a $10.8 million loan agreement and a $1.7 million loan agreement with its partners, the proceeds of which fund plant expansion costs (the “Notes Payable to Affiliates”).  The Notes Payable to Affiliates has maturity date of December 31, 2009 and accured interest at 1% per month.   No  principal payments are required until maturity.   Under the terms of the note, interest payment are due monthly, however, until the Partnership has met certain cash flow thresholds as required  in the bank credit agreement with BOK, interest due under the Notes Payable to Affiliates will be added to the loan principal.  As of September 30, 2008, interest and fees incurred under the Notes Payable to Affiliates amounting to $660,882 have been added to the related principal balances.  The Notes Payable to Affiliates are secured by substantially all of the Partnership’s assets, though such security is subordinated to the BOK loans.

5.                RELATED PARTY TRANSACTIONS

The Partnership has no employees.  BCI charges a management fee to manage all operations of the Partnership.  For the nine months ended September 30, 2008, the management fee totaled $830,000. These charges are included in General and administrative expense.  In addition, BCI charges the Partnership for all direct field employee salaries and benefits.  For the nine months ended September 30, 2008, these charges totaled $912,061 and are included in Operations expense. The Partnership has Notes payable to affiliates of $12.95 million at September 30 2008.

6.                SUBSEQUENT EVENTS

On December 31, 2008, the Partnership sold its gas plants and all related equipment and associated contracts to Madisonville Midstream LLC, a wholly-owned indirect subsidiary of GeoPetro Resources Company (“GeoPetro”) for approximately $10.5 million.   Consideration included the assumption by GeoPetro of the Company’s outstanding debt with the Bank of Oklahoma of $7.7 million, 1.5 million shares of GeoPetro common stock and cash proceeds of $1.1 million used to pay outstanding payables.

Based on the difference between the net realizable value of the Partnership’s assets as discussed above and the carrying value of those assets as of September 30, 2008, the Partnership recognized an impairment charge of $7,149,840  which is included in operating expenses on the Partnership’s statement of operations for the nine months ended September 30, 2008.